Exhibit 99.1

Clene Nanomedicine Closes Merger with Tottenham Acquisition I Limited and Provides Corporate Update

Common stock of the merged company, Clene Inc., to commence trading on the NASDAQ Capital Market under the ticker symbol “CLNN” on December 31, 2020

Clinical pipeline includes an ongoing Phase 3 study in amyotrophic lateral sclerosis (ALS) and four concurrent Phase 2 studies in ALS, multiple sclerosis and Parkinson’s disease

Proceeds from the transaction totaled approximately $31.9 million, combining funds held in Tottenham’s trust account and a concurrent $22.4 million PIPE financing

SALT LAKE CITY, December 30, 2020 – Clene Nanomedicine, Inc. (“Clene”) (NASDAQ: CLNN), a clinical-stage biopharmaceutical company, today announced the closing of a merger with Tottenham Acquisition I Limited (“Tottenham”) and provided a corporate update. Proceeds from this transaction totaled approximately $31.9 million, which included funds held in Tottenham’s trust account and a concurrent private placement investment in public equity (PIPE) financing led by existing Clene shareholders. Tottenham shareholders approved the transaction on December 30, 2020. The combined, publicly traded company will operate under the name Clene Inc., and its common stock will commence trading on the NASDAQ Capital Market on December 31, 2020, under the ticker symbol “CLNN.” Clene’s management team will continue leading the merged company following this transaction.

“Since its inception, Clene has sought to revolutionize the treatment of neurodegenerative disease by leveraging the power of neuro-reparative nanocatalysis to enhance cellular bioenergetic mechanisms,” said Rob Etherington, president and chief executive officer of Clene. “Through the successful execution of this strategy, we have advanced our lead asset, CNM-Au8, into Phase 2 and 3 clinical studies that aim to address neurodegenerative diseases of high unmet medical need, such as multiple sclerosis, Parkinson’s disease, and amyotrophic lateral sclerosis. We are thrilled to have the added financial flexibility provided by Tottenham, our PIPE investors and existing shareholders as we advance these trials and the rest of our nanotherapeutic pipeline as a public company. This, combined with our interim clinical data set, leaves us well-positioned to deliver multiple value-creating milestones as we seek to shift the paradigm of neurodegenerative disease treatment and improve the lives of patients.”

Recent Achievements and Outlook

CNM-Au8 for the treatment of amyotrophic lateral sclerosis (ALS):

Blinded interim data from the Phase 2 RESCUE-ALS trial, as presented at the 31st International Symposium on ALS/MND:

Rescue-ALS is a Phase 2, multi-center, randomized, double-blind, placebo-controlled study designed to evaluate the efficacy, safety, pharmacokinetics and pharmacodynamics of CNM-Au8, a neuro-reparative nanocatalyst, in early symptomatic ALS patients. Enrollment in the trial was completed ahead of schedule in September 2020. Preliminary blinded data presented at the 31st International Symposium on ALS/MND show that more than 40% of enrolled patients with completed 12-week data experienced improvements in motor neuron function as assessed by the mean motor unit number index-4 [MUNIX(4)] score, the study’s primary endpoint. Compared to baseline values, the average MUNIX(4) score of the overall trial population (including both active CNM-Au8 and placebo) showed an absolute increase. This increase exceeded the expectations of the statistical models on which the study was based, which predicted a continuing linear decrease in average MUNIX(4) score from study onset (Neuwirth et al. JNNP 2015). These data, though blinded, suggest that CNM-Au8 may have neuro-reparative potential in ALS patients. Clene expects to report the complete, unblinded results from the RESCUE-ALS study in the second half of 2021.

Launched patient enrollment in the HEALEY ALS Platform Trial:

CNM-Au8 was selected as one of the first drug regimens to be evaluated in the HEALEY ALS Platform Trial, a multi-center, multi-regimen, placebo-controlled, Phase 3 registration trial evaluating the safety and efficacy of investigational products for the treatment of ALS. This first-ever ALS platform trial is designed to reduce trial time, reduce costs and increase patient participation in developing novel therapies for ALS. It includes substantial financial support from philanthropic donors and foundations and provides access to 54 expert ALS clinical trial sites across the U.S. Dosing was initiated in the Clene-specific portion of the platform trial in July 2020 and full enrollment is expected by the end of Q2 2021, with top-line data available in the first half of 2022.

CNM-Au8 for the treatment of multiple sclerosis (MS):

Blinded interim data from the Phase 2 VISIONARY-MS trial, as presented at the MSVirtual2020 Meeting:

VISIONARY-MS is a Phase 2, multi-center, double-blind, randomized, placebo-controlled trial evaluating the efficacy and safety of CNM-Au8 as a remyelinating and neuro-reparative treatment in stable relapsing MS patients with chronic visual impairment. Preliminary blinded data presented at the MSVirtual2020 Meeting demonstrated notable, exposure-related median improvements in low contrast letter acuity (the study’s primary endpoint), as well as the three remaining sub-scales of the modified MS Functional Composite: Symbol Digit Modalities Test (cognition), 9-Hole Peg Test (upper extremity function) and Timed 25-foot Walk (gait). The available safety data indicate that CNM-Au8 is well-tolerated with no drug-related serious adverse events reported to date. These data, though blinded, together provide support for the potential of CNM-Au8 to drive clinically meaningful improvements in MS visual and functional endpoints. Full enrollment in VISIONARY-MS is expected by the end of 2021, subject to ongoing COVID-19 related site research restrictions generally implemented to protect MS patients taking standard-of-care immunosuppressive therapies.

Interim data from the Phase 2 REPAIR-MS trial, as presented at the MSVirtual2020 Meeting:

REPAIR-MS is a single-center, active-only, sequential group, investigator-blinded study to assess the central nervous system (CNS) metabolic effects, safety, pharmacokinetics, and pharmacodynamics of CNM-Au8 in MS patients. An analysis of combined, interim results from REPAIR-MS and the concurrent REPAIR-PD trial demonstrate significant CNS target engagement of orally dosed CNM-Au8. The data also show improvements across important CNS bioenergetic metabolites, including total nicotinamide adenine dinucleotide (NAD+) levels, NAD+/NADH ratio, and adenosine triphosphate (ATP) levels, indicating a homeostatic effect of CNM-Au8 on brain bioenergetics. Such data provide evidence for the ability of CNM-Au8 to positively affect key metabolic markers in the human brain and highlight its potential to enhance fundamental cell processes through broadly applicable bioenergetic mechanisms. Clene expects to report additional data from REPAIR-MS in the second half of 2021.

CNM-Au8 for the treatment of Parkinson’s disease (PD):

Interim data from the Phase 2 REPAIR-PD trial, as presented at the MSVirtual2020 Meeting:

REPAIR-PD is a single-center, active-only, sequential group, investigator-blinded study to assess the CNS metabolic effects, safety, pharmacokinetics and pharmacodynamics of CNM-Au8 in PD patients. As discussed above, an analysis of combined, interim results from REPAIR-PD and REPAIR-MS studies were presented during the joint MSVirtual2020 Meeting. Clene expects to report additional data from REPAIR-PD in the first half of 2021 and to launch an additional Phase 2 PD efficacy trial by the end of 2021.

CNM-AgZn17 for the treatment of infectious diseases, including COVID-19:

Launching a Phase 2 trial in COVID-19 patients in Brazil:

CNM-AgZn17 is Clene’s second key asset intended for broad anti-viral and anti-microbial use. A Phase 2 study is planned for conduct in Brazil to treat acutely symptomatic non-hospitalized patients with COVID-19. This study will evaluate time to symptomatic improvement (up to 28 days) and prevention of hospitalization. This study is anticipated to launch in the first half of 2021.

Corporate Milestones:

Appointed Ted Jeong as Chief Financial Officer:

Earlier this month, Clene appointed Dr. Ted (Tae Heum) Jeong as the company’s chief financial officer (CFO). Dr. Jeong has more than 20 years of experience as a financial executive and venture capitalist. He is a Managing Partner at Kensington-SV Global Innovations LP, a growth-stage investment firm which he co-founded in 2018. Dr. Jeong also serves on the Board of Directors of Neurobo Pharmaceuticals, Inc. as chair of the audit committee. From 2002 to 2018, he was the CFO of Rexahn Pharmaceuticals, Inc., an oncology and CNS-focused biopharmaceutical company. At Rexahn, Dr. Jeong completed equity financings totaling more than $170 million and was also responsible for forming strategic alliances and executing license deals in the U.S., Europe, and Asia. From 1997 to 2002, he served as the Senior Investment Manager at Hyundai Venture Investment Corporation, a subsidiary of the Hyundai Motors conglomerate and one of the largest venture capital firms in South Korea, where he operated two of the country’s first healthcare venture capital funds. Dr. Jeong received his B.S. and M.S. in Chemistry from Pohang University of Science & Technology. He also holds an M.S. in Finance from Johns Hopkins University, and a Doctor of Management from the University of Maryland.

Matt Gardner, who has led the Clene finance team for the past five years, is Vice President of Finance.

About this Transaction

On September 1, 2020, Clene, a privately held biopharmaceutical company, entered into a definitive business combination agreement with Tottenham, a special purpose acquisition company (SPAC).

As a result of this business combination, Clene received proceeds of approximately $31.9 million prior to transaction expenses, which includes approximately $9.5 million from Tottenham’s trust account and approximately $22.4 million from PIPE investors led by existing Clene shareholders.

The description of the business combination contained herein is only a high-level summary and is qualified in its entirety by the more detailed description of the terms of the transaction provided in the definitive proxy statement/prospectus filed with the U.S. Securities and Exchange Commission on December 18, 2020.

Advisors: LifeSci Capital LLC and Chardan Capital Markets, LLC are acting as M&A and financial advisors to the parties in this transaction. Loeb & Loeb LLP is acting as legal advisor to Tottenham. Kirkland & Ellis LLP and Stoel Rives LLP, Clene’s local counsel, are acting as the legal advisors to Clene.

About RESCUE-ALS

RESCUE-ALS is a Phase 2 multi-center, randomized, double-blind, parallel-group, placebo-controlled study examining the efficacy, safety, pharmacokinetics and pharmacodynamics of CNM-Au8 in participants who are newly symptomatic with ALS (within 24-months of screening or 12-months from diagnosis). Enrolled subjects will be randomized 1:1 to receive either active treatment with CNM-Au8 (30 mg) or placebo in addition to their current standard of care. Participants will receive their randomized treatment over 36 consecutive weeks during the Treatment Period. The objective of this study is to assess the impact of improving neuronal bioenergetics, reducing reactive oxygen species and promoting protein homeostasis with CNM-Au8 to slow disease progression in patients with ALS.

About the HEALEY ALS Platform Trial

The HEALEY ALS Platform trial is a multi-center, randomized, double-blind, placebo-controlled Phase 2 study designed to evaluate the efficacy, safety, pharmacokinetics and pharmacodynamics of investigational products, including CNM-Au8, in early symptomatic ALS patients. It is the first ALS platform trial and is designed to accelerate the path to new ALS therapies by testing multiple treatments against a single placebo group. Enrolled subjects will be randomized 3:1 to receive either active treatment or placebo daily for a 24-week treatment period. The primary endpoint is change in disease severity over time as measured by the ALS Functional Rating Scale-Revised (ALSFRS-R). Secondary endpoints include change in respiratory function over time as measured by slow vital capacity and change in muscle strength over time as measured isometrically using hand-held dynamometry.

About VISIONARY-MS

The objective of the VISIONARY-MS (Treatment of Visual Pathway Deficits In Chronic Optic Neuropathy for Assessment of Remyelination in Stable RMS) trial is to assess the efficacy and safety of CNM-Au8 as a neuroprotective and remyelinating treatment for people with stable relapsing MS who have chronic vision impairment. The primary endpoint is improvement in low contrast letter acuity from baseline to Week-24. Key secondary endpoints include improvements from baseline to Week-24 in the remaining modified-Multiple Sclerosis Functional Composite subscales (Symbol Digit Modalities Test, 9-Hole Peg Test, and Timed 25-Foot Walk). Participants drink a 2 oz. (60 ml) dose of the nanocrystal suspension (or placebo) daily each morning.

About REPAIR-MS and REPAIR-PD

REPAIR-MS and REPAIR-PD are Phase 2, single-center, open-label, sequential group studies examining the brain metabolic effects, safety, pharmacokinetics and pharmacodynamics of CNM-Au8 in patients who have been diagnosed with MS within 15 years of screening or in patients with PD who have been diagnosed within three years of screening. Investigators and participants are blinded to dose, which can consist of a 15 or 30 mg orally delivered dose of the nanocrystal suspension daily each morning for 12 weeks. Participants undergo 31P-MRS brain imaging scans to semi-quantitatively measure bioenergetic brain metabolites at baseline, prior to administration of drug, and at the end-of-study. The objective of this study is to demonstrate target engagement for CNM-Au8 on CNS biomarkers related to bioenergetics and neuronal metabolism in patients with MS and PD. The study is taking place at the University of Texas Southwestern Medical Center with a team of internationally recognized experts in brain imaging and treatment of disorders of the CNS.

About CNM-Au8

CNM-Au8 is a concentrated, aqueous suspension of clean-surfaced faceted gold nanocrystals that act catalytically to support important intracellular biological reactions. CNM-Au8 consists solely of gold nanoparticles, composed of clean-surfaced, faceted, geometrical crystals held in suspension in sodium bicarbonate buffered, pharmaceutical grade water. CNM-Au8 has demonstrated safety in Phase 1 studies in healthy volunteers and has shown both remyelination and neuroprotective effects in multiple preclinical (animal) models. Preclinical data, both published in peer-reviewed journals and presented at scientific congresses, demonstrate that treatment of neuronal cultures with CNM-Au8 improves survival of neurons, protects neurite networks, decreases intracellular levels of reactive oxygen species and improves mitochondrial capacity in response to cellular stresses induced by multiple disease-relevant neurotoxins. Oral treatment with CNM-Au8 improved functional behaviors in rodent models of ALS, MS and Parkinson’s disease versus vehicle (placebo). CNM-Au8 is currently being tested in a Phase 2 clinical study for the treatment of chronic optic neuropathy in patients with MS, in addition to Phase 2 and Phase 3 clinical studies for disease progression in patients with ALS.

About Clene

Clene is a clinical-stage biopharmaceutical company focused on the development of unique therapeutics for neurodegenerative diseases. Clene has innovated a novel nanotechnology drug platform for the development of a new class of orally administered neurotherapeutic drugs. Clene has also advanced into the clinic an aqueous solution of ionic zinc and silver for anti-viral and anti-microbial uses. Founded in 2013, the company is based in Salt Lake City, Utah with R&D and manufacturing operations located in North East, Maryland. For more information, please visit www.clene.com.

Forward-Looking Statements

This press release contains, and certain oral statements made by representatives of Tottenham, Clene, and their respective affiliates, from time to time may contain, "forward-looking statements" within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Tottenham's and Clene's actual results may differ from their expectations, estimates and projections and consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as "expect," "estimate," "project," "budget," "forecast," "anticipate," "intend," "plan," "may," "will," "could," "should," "believes," "predicts," "potential," "might" and "continues," and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, Tottenham's and Clene's expectations with respect to future performance and anticipated financial impacts of the business combination and the timing of the completion of the business combination. These forward-looking statements involve significant known and unknown risks and uncertainties, many of which are beyond Clene’s control and could cause actual results to differ materially from expected results. Factors that may cause such differences include, but are not limited to: (1) the outcome of any legal proceedings that may be instituted against Tottenham or Clene following the announcement of the Merger Agreement and the transactions contemplated therein; (2) the inability to obtain or maintain the listing of the post-acquisition company's common stock on NASDAQ following the business combination; (3) the risk that the business combination disrupts current plans and operations as a result of the announcement and consummation of the business combination; (4) the ability to recognize the anticipated benefits of the business combination, which may be affected by, among other things, competition, the ability of the combined company to grow and manage growth profitably and retain its key employees; (5) changes in applicable laws or regulations; (6) the possibility that the combined company may be adversely affected by other economic, business, and/or competitive factors; and (9) other risks and uncertainties to be identified in the definitive proxy statement/prospectus/information statement filed on December 18, 2020, including those under "Risk Factors" therein, and in other filings with the Securities and Exchange Commission (“SEC”) made by the combined company in the future. Tottenham and Clene caution that the foregoing list of factors is neither exclusive nor exhaustive. Tottenham and Clene caution readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Neither Tottenham or Clene undertakes or accepts any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based, subject to applicable law. All information in this press release is as of the date of this press release. The information contained in any website referenced herein is not, and shall not be deemed to be, part of or incorporated into this press release.

Media Contact

Andrew Mielach

LifeSci Communications

(646) 876-5868

amielach@lifescicomms.com

Investor Contact

Bruce Mackle

LifeSci Advisors, LLC

(929) 469-3859

bmackle@lifesciadvisors.com

Source: Clene Inc.

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